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                                                               EXHIBIT 10.12

                           PROMISSORY NOTE

$200,000.00                                              January 31, 1997

     1. PRINCIPAL AND INTEREST. FOR VALUE RECEIVED, the undersigned borrower ("Borrower") promises to pay to Perclose, Inc., a Delaware corporation (the "Company"), or order, at its principal offices the principal amount of $200,000.00 with interest thereon on the rate of five and 81/100 percent (5.81%) per annum, compounded annually from the date hereof, on the unpaid balance of the principal sum. Principal and interest shall be due and payable on December 31, 1999.

     Interest accruing on the principal amount of the Note from the date hereof until December 31, 1999 shall be added to the principal amount of the Note. Payments, if any, received between the date hereof and December 31, 1999 shall be considered to be repayments of the principal amount of the Note.

     2. REPAYMENT. Notwithstanding the foregoing, in the event that the Borrower's employment with the Company is terminated for any reason prior to repayment of the principal of and accrued interest on this Note, all such outstanding principal and accrued interest shall be due and payable upon the termination of the Borrower's employment.

     In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the Note may be assigned to the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If the Note is assigned, the Borrower shall continue to repay the Note as provided above to the Successor Corporation. Following such an assignment, in the event that the Borrower's employment with the Successor Corporation is terminated for any reason prior to repayment of the principal of and accrued interest on this Note, all such outstanding principal and accrued interest shall be due and payable upon the termination of the Borrower's employment.

     All principal and interest is payable in lawful money of the United States of America. THE PRIVILEGE IS RESERVED TO PREPAY ANY PORTION OF THE NOTE AT ANY TIME WITHOUT PENALTY.

     3. SECURITY. This Note is secured by a pledge of options to acquire 10,000 shares of Common Stock of the Company and all shares of Common Stock issuable upon exercise of such options (collectively, the "Pledged Securities") held by Borrower. The parties agree that the options to acquire the Common Stock of the Company which are included among the Pledged Securities shall be the first options to become vested in the Borrower. The Borrower shall deliver to the Secretary of the Company as escrow agent ("Escrow Holder") all certificates or instruments representing the Pledged Securities. In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the California Uniform Commercial Code, including the right to sell the Pledged Securities at a private or public sale or repurchase the Pledged Securities. The parties agree that the repurchasing of the Pledged Securities by the Company, or by any person to whom the Company may

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have assigned its rights hereunder, is commercially reasonable if made at the
Fair Market Value (as defined below) of the Pledged Securities. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

     (a) If the Pledged Securities are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such securities (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL;

     (b) If the Pledged Securities are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a such securities shall be the mean between the high bid and low asked prices for such securities on the date of determination, as reported in THE WALL STREET JOURNAL; or

     (c) In the absence of an established market for the Pledged Securities, the Fair Market Value thereof shall be determined in good faith by the Board of Directors of the Company.

     The proceeds of any sale or repurchase shall be applied in the following order:

     1. To pay all reasonable expenses of the Company in enforcing this Note, including reasonable attorney's fees.

     2.  In satisfaction of the remaining indebtedness under the Note.

     3.  To the Borrower, any remaining proceeds.

     Upon full payment by the Borrower of all amounts due on the Note, the Escrow Holder shall deliver to the Borrower the instrument(s) or certificate(s) representing the Pledged Securities in the Escrow Holder's possession belonging to the Borrower and the executed original of the Note marked "canceled" by the Company, and the Escrow Holder shall be discharged of all further obligations hereunder.

     Except for the above-referenced pledge, none of the Pledged Securities or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the payment in full of the Note, other than by will or the laws of descent and distribution; provided, however, that the Company may, upon request of the Borrower but at the sole discretion of the Company, consent to the release from escrow of some or all of the Pledged Securities to the Borrower for the purpose of allowing the Borrower to exercise some or all of the vested options which are Pledged Securities (the "Released Options") and to sell the shares of Common Stock issued


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upon exercise of the Released Options for the purpose of repaying any part of the principal amount of this Note and/or any part of the accrued interest thereon.

     The Borrower agrees to execute such instruments and other documents and to take such other actions as the Company shall request for the purpose of carrying out the purposes of this Section 3.

     4. MISCELLANEOUS. Should any action or proceeding be commenced to collect this Note or any portion of this Note, such sum as the court may deem reasonable shall be added hereto as attorneys' fees. The Borrower waives presentment for payment, protest, notice of protest, and notice of nonpayment of this Note. This Note shall be governed by and construed according to the laws of the State of California, without regard to the conflicts of law provisions thereof.

                                           /s/ John G. McCutcheon
                                          ------------------------------
                                          (Signature of Borrower)

                                          John G. McCutcheon
                                          ------------------------------
                                          (Print Name of Borrower)

     Agreed to and accepted as of the date set forth above:

PERCLOSE, INC.

By: /s/  Kenneth E. Ludlum
   ----------------------------

Name: Kenneth E. Ludlum
     --------------------------

Title: Vice President, Finance
       and Administration
      -------------------------

Date: January 31, 1997
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